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                                                                   Exhibit 10.40


                                CONTRACT #0001115
                PROVISION OF SERVICES FOR TRANSPORTATION OF OJSC
                  KHANTYMANSIYSKNEFTEGAZGEOLOGIYA OIL IN 2001

Moscow                                                          January 11, 2001


This Contract was entered into by and between OJSC Joint Stock Company for Oil Transportation TRANSNEFT, hereinafter referred to as Transneft, represented by V.V. Kalinin, First Vice President, acting on the basis of Power of Attorney #52 of March 14, 2000, on the one part, and OJSC KHANTYMANSIYSKNEFTEGAZGEOLOGIYA, hereinafter referred to as the Consignor, represented by V.I. Konovalov, Vice President, acting on the basis of Power of Attorney #10/M of November 11, 2000, on the other part.


                              TERMS AND DEFINITIONS

CONSIGNOR shall mean a party under the Contract for the provision of oil transportation services;

PRODUCER shall mean a producer of oil included by the RF Ministry of Energy in the register of the subsoil users that extract oil and stable gas condensate;

CONSIGNEE shall mean a person authorized by the Consignor to accept oil at the final Point of Acceptance (PA) in the transportation route;

OIL OWNER shall mean an owner of oil within a particular period of time, as confirmed by the Consignor, when handing over oil on the RF territory;

FIRST OIL OWNER shall mean the first purchaser of oil from the producer;

LAST OIL OWNER shall mean a) an oil and export allocation owner in the event that oil is exported to countries both within and outside the CIS; and b) an oil recipient at Russia's refinery in the event that oil is transported to Russia's refinery;

PAYMENT ASSIGNMENT shall mean a document for payment for the services involved in transportation of an ordered oil shipment;

ROUTE ASSIGNMENT shall mean Transneft's instructions given to its subsidiaries for the transportation of the Consignor's oil shipment;

POINT OF DISPATCH shall mean an initial PA in the transportation route (point of acceptance of the Consignor's oil);

POINT OF DESTINATION shall mean a final PA in the transportation route (point of oil handover to the Consignee);

OIL TRANSPORTATION APPLICATION shall mean a document on the amount of oil to be transported next month;

OIL TRANSPORTATION ORDER shall mean the Consignor's instructions given to Transneft for the transportation of specific amounts of oil in compliance with a monthly application;

OIL ACCEPTANCE CERTIFICATE shall mean a document executed by the accepting and handing over parties to confirm the handover and acceptance of oil; and

TRANSPORTATION shall mean Transneft's services for fulfillment of the order and the dispatching process, acceptance, pumping, transshipment, handling and handover of the Consignor's oil.


                               1. SUBJECT-MATTER


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1.1. Transneft shall provide services as defined hereunder for the transportation of the Consignor's oil via a system of trunk oil pipelines, and the Consignor shall pay for such services in compliance with the procedure and within timeframes specified in this Contract.

1.2. This Contract shall be entered into on the basis of the Consignor's annual application for oil transportation (Annex #1) and export allocations duly approved by an authorized governmental agency.

1.3. By signing this Contract, the parties confirm that they are aware of, and shall comply with, the requirements of the following normative documents in force as of the date of their application (given all changes and amendments, including those made after the signing of this Contract), such requirements being part and parcel of this Contract:

      - Regulations for Acceptance and Movement of Oil in a System of Trunk Oil Pipelines, approved by the Order of the RF Ministry of Fuel and Energy, # 208 dt. Oct. 5, 1995;

      - Pattern of Normal (Process) Oil Cargo Traffic, approved by the RF Ministry of Fuel and Energy on Dec. 24, 1997;

      - Norms of Natural Loss of Oil during Transportation via Tariff Routes, approved by the RF Ministry of Fuel and Energy on Aug. 20, 1996 (as amended);

      - Instructions for Metering of Oil during its Transportation, approved by AK Transneft on Mar. 1, 1995;

      - Instructions for Determining Oil Weight when Metering with the Use of Systems for Measuring Oil Quantity and Quality Parameters "RD 153-39.4-042-99", approved by the RF Ministry of Fuel and Energy on Apr. 14, 2000;

      - Standard Requirements for the System for Measuring Oil Quantity and Quality when Metering during Oil Transportation approved by AK Transneft on Mar. 2, 1999 and agreed with GNMTs VNIIR, RF State Committee for Standards; and

      - Regulations for Operating Personnel of OAO MN to Deal with Safe Prevention of Acceptance of Substandard Oil into a System of Trunk Oil Pipelines.

      Changes in the aforesaid documents made by Transneft shall be immediately posted in a Transneft information board and deemed to have been brought to the notice of the Consignors as of the date of posting.


                      2. RIGHTS AND DUTIES OF THE PARTIES

2.1. THE CONSIGNOR SHALL:

2.1.1. Submit to Transneft an annual application for the transportation of oil in 2002 in a format specified in Annex #1 by September 15, 2001, and also a monthly application for the transportation of oil in a format specified in Annex #2 no later than 15 days prior to the beginning of the month in which the oil shall be transported.

The date on which the application has been registered with Transneft shall be a date of its submission.

The Consignor may update the monthly application within the limits of 20% of the amount to be handed over in a given month up to the 25th of a month preceding the one in which the oil shall be transported.

2.1.2 Submit to Transneft, by the 18th of the current month, an oil transportation order in a format specified in Annex #3 and supporting documents in compliance with Transneft's list (Annexes #4a, 4b, 4c and 4d), required for the payment assignment and route assignment. Transneft may supplement a list of documents to be presented by the Consignor to Transneft unilaterally by notifying the Consignor within the shortest possible time.

The direction of oil deliveries and the total amount of monthly orders for the transportation of oil shall correspond to the data indicated in the Consignor's monthly application. If the total amount of orders exceeds the amount specified in the monthly application, the additional oil amount may be indicated by the Consignor and accepted by Transneft if this is technically feasible.



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2.1.3. Not recall the supporting documents for the transportation of oil after the route assignment has been issued by Transneft.

2.1.4. Hand over the oil at the point of dispatch pro rata the amount specified in the monthly application.

2.1.5. Duly define (by issuing the power or attorney) authorized representatives for signing acceptance certificates for the Transneft-rendered services and acts of reconciliation of settlements between Transneft and the Consignor, and also ensure that such representatives report for duty at Transneft's location. In the event that the signed certificates and acts are returned, send the representatives' power of attorney in the original by post.

2.1.6. Hand over the oil to Transneft at the point of dispatch, which is intended for:

      - transportation to Russia's refineries and the CIS countries' refineries, with quality parameters complying with GOST 9965-76 OIL FOR REFINERIES. SPECIFICATIONS; and

      - export, with quality parameters complying with TU 39-1623-93 RUSSIAN OIL FOR EXPORT. SPECIFICATIONS.

2.1.7. Ensure that the degree to which oil is treated and its quality parameters meet the requirements of normative documents, with no free gas present in the oil.

The oil quality parameters, including the degree to which oil is treated and gas saturation, shall be monitored jointly by the Consignor and Transneft.

2.1.8. The Consignor and Transneft shall reconcile the general data on acceptance, handover, losses and residue of the Consignor's oil on a cumulative basis at least once a year within the agreed timeframes.

2.1.9. Ensure the Transneft representatives' access to oil acceptance points so as to monitor the condition and use of devices and systems for measuring oil quantity and quality in accordance with the principal and stand-by metering flowchart, as well as to ensure that the Consignor complies with the oil quality parameters.

The Consignor shall be responsible for the metering of the oil handed over at the point of dispatch and accepted at the point of destination.

2.1.10. Independently or via an authorized legal entity arrange for tanker freight and ensure that the tankers reach the point of destination within the timeframes specified by the itemwise tonnage allocation schedule as approved by the RF Ministry of Energy.

2.1.11. Ensure tanker freight, with tanker specifications enabling loading of oil from the storage depot at the following pumping rates:

in the port of Novorossiysk - berth #1 - min. 10,000 t/h,
                              berth #2 - min. 6,000 t/h,
                              berths ##6 and 7 - min. 3,500 t/h; and
in the port of Tuapse - Southern Pier berths - 2,000 t/h.

2.1.12. Undertake the customs clearance of the oil transported outside the RF customs area.

2.1.13. Pay for the services to the Transneft-specified accounts as laid down in this Contract. In the event of changes in the bank information, Transneft shall notify the Consignor of this in writing. The new bank information are mandatory for payments against payment assignments, executed (but not made) prior to the introduction of such new bank information unless otherwise stated in the aforesaid written notification.

2.1.14. Inform Transneft timely (within no later than three days) in writing about any change in the List of Documents to be presented by the Consignor to Transneft for entering into a contract for oil transportation services.

2.1.15. Transport oil via trunk oil pipeline systems outside Russia on the basis of contracts entered into by the Consignor and a relevant enterprise of the country where such oil pipeline is laid.

2.1.16. In the event of oil exports, present a package of appropriate documents by the 10th of a month following the one under review as envisaged by the RF Tax Code.

Transneft may request additional documents that the Consignor must provide within a specified period of time.


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2.1.17. Ensure that the oil is accepted at the point of destination.

2.2. TRANSNEFT SHALL render services for the transportation of the Consignor's oil via a system of trunk oil pipelines, specifically:

2.2.1. Coordinate the oil transportation process.

2.2.2. Monitor the condition and use of devices and systems for measuring oil quantity and quality in accordance with the principal and stand-by metering flowchart at the initial and final oil acceptance points.

2.2.3. Ensure that the Consignor's oil is accepted at the point of dispatch for its subsequent transportation pursuant to Transneft's route assignment.

2.2.4. Develop cargo traffic and monitor the conditions under which oil is pumped, transshipped, loaded (except for loading into tank trucks), discharged and handed over to consignors in the RF and outside.

2.2.5. Issue the payment and route assignments on the basis of the package of supporting documents provided by the Consignor should this be found technically feasible.

2.2.6. Ensure that the Consignor's oil is accepted pro rata the amount specified in the Consignor's monthly application under the acceptance certificate and the quality certificate as envisaged by the Instructions for Metering of Oil during its Transportation, with the quality characteristics complying with the requirements set forth in item 2.1.6 hereinabove.

2.2.7. Ensure that the Consignor's oil is transported from the point of dispatch to the point of destination within the period of time indicated in Transneft's route assignment. The timeframe within which oil transportation commitments should be met may be increased by the number of days when Transneft was unable to transport oil. The factors hampering oil transportation shall include:

      -     prohibitory measures of authorized governmental agencies;

      -     cases provided for by applicable RF Law;

      - technical infeasibility of handing over the oil at the point of destination; and

      -     repairs to trunk oil pipeline systems due to breakdown.

2.2.8. Ensure that the oil is handed over to the Consignee at the point of destination, with the execution of the acceptance certificate and the quality certificate as envisaged by the Instructions for Metering of Oil during its Transportation, in the amounts specified in Transneft's route assignment.

The acceptance certificates executed at the point of destination prove that Transneft has met its commitments hereunder in terms of oil transportation, and serve as a basis for subsequent reflection along the entire route. The Consignor shall receive said certificates from persons that accept oil (see item 5.3 below).

2.2.9. Hand over the oil at the point of dispatch, which is intended for:

      - transportation to Russia's refineries and the CIS countries' refineries, with quality parameters complying with GOST 9965-76 OIL FOR REFINERIES. SPECIFICATIONS; and

      - export, with quality parameters complying with TU 39-1623-93 RUSSIAN OIL FOR EXPORT. SPECIFICATIONS.


                               3. OIL ACCEPTANCE

3.1. The Consignor's oil shall be accepted at Oil Metering Unit #912 belonging to OOO LUKOIL - Western Siberia, point of destination - Shaim; and Oil Metering Units ##530 and 553 belonging to OAO TNK-Nyagan, point of destination - Krasnoleninsk.

3.2. Transneft shall accept the oil against the acceptance certificate and the quality certificate as envisaged by the Instructions for Metering of Oil during its Transportation, in the amounts specified in Transneft's route assignment.



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3.3. The degree to which oil is treated and its quality parameters shall meet the requirements of normative documents GOST 9965-76 and TU 39-1623-93, with no free gas present in the oil.

3.4. Oil shall be daily accepted on a regular basis in strict compliance with the monthly application.

3.5. In the event that the handed over oil has parameters that do not meet the requirements set forth in item 2.1.6. hereinabove or contains free gas, as well as should the Consignor fail to comply with the requirements of normative technical documents governing the operation of devices for measuring oil quality and quantity, including instructions for the operation of oil metering units, acceptance of such oil may be terminated.

3.6. In the event that oil is handed over at a new oil metering unit, the Consignor shall inform Transneft accordingly no later than 1 month in advance. In the event that oil is handed over at the new oil metering unit, the Consignor, who is not an owner of such oil metering unit, shall send to Transneft a copy of the agreement for the provision of services for oil handover and acceptance via the oil metering units and tanks (Annex #5).

3.7. Should there be no empty tanks available, Transneft may reduce and/or terminate the acceptance of oil. This being the case, Transneft shall not reimburse the Consignor for the losses incurred.

In the event of scheduled, emergency or force-majeure repairs, Transneft may reduce and/or terminate the acceptance of the Consignor's oil into a system of trunk oil pipelines with no potential losses to be reimbursed.


                             4. OIL TRANSPORTATION

4.1. Oil shall be transported by Transneft in compliance with the Pattern of Normal (Process) Oil Cargo Traffic based on route assignments.

4.2. Should it be found impossible to transport the Consignor's oil, such oil may be taken by Transneft into custody/bailment under a separate agreement.

4.3. The amount of oil handed over to the Consignee at the point of destination shall be less than the amount of oil taken over from the Consignor at the point of dispatch by an oil loss amount calculated on the basis of the applicable Norms of Natural Loss of Oil during Transportation via Tariff Routes, approved by the RF Ministry of Fuel and Energy on Aug. 20, 1996 (as amended). The in-transit oil loss amount shall not exceed the Norms of Natural Loss of Oil during Transportation via Tariff Routes, approved by the RF Ministry of Fuel and Energy on Aug. 20, 1996 (as amended).


                                5. OIL HANDOVER

5.1. The Consignor's oil shall be handed over at the point of destination on the basis of Transneft's route assignment following the confirmation of its acceptance at the beginning of the route.

5.2. The quality parameters of the oil handed over at the end of the route shall meet: in the event of transportation to Russia's refineries and the CIS countries' refineries - GOST 9965-76 OIL FOR REFINERIES. SPECIFICATIONS; and in the event of export - TU 39-1623-93 RUSSIAN OIL FOR EXPORT. SPECIFICATIONS.

5.3. In the event that the oil is handed over to the Consignee at the point of destination, Transneft shall execute quality certificates and oil acceptance certificates, which must also be signed by:

      - a representative of a refinery in the event of transportation to Russia's refineries;

      - a representative of the Eastern branch of NKTN Kaztransoil for Kazakhstan refinery (NPS Omsk to Priirtyshskaya);


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      -     a representative of SE Pridneprovskiye MN for Lisichansk refinery,
            Kremenchug refinery, Kherson refinery, Odessa refinery (NPS Krasny Yar, NPS Nikolskoye);

      - a representative of PNP Druzhba, Lvov, as authorized by Transneft, and a refinery representative for OAO HPK Galichina;

      - a representative of PNP Druzhba, Lvov, as authorized by Transneft, and a refinery representative under oil acceptance certificates (railway tank cars and/or LPDS Brody tanks) for OAO Naftokhimik Prikarpatya;

      - a representative of Gomel PTN Druzhba, as authorized by Transneft, and a refinery representative for Mozyr refinery;

      - a representative of Novopolotsk PTN Druzhba, as authorized by Transneft, and a refinery representative for PO NAFTAN; in the event of oil export:

      - a representative of the Consignor or a person authorized by him via the ports of Novorossiysk and Tuapse;

      - a representative of SE Pridneprovskiye MN via the port of Odessa (NPS Krasny Yar, NPS Nikolskoye);

      - a representative of Novopolotsk PTN Druzhba, as authorized by Transneft, and a representative of GAO Ventspils Nafta via the port of Ventspils (OMU #703);

      - a representative of Novopolotsk PTN Druzhba, as authorized by Transneft, and a representative of AO Mazheikyu Nafta - Mazheikyu refinery for AO Mazheikyu Nafta - Mazheikyu refinery (OMU #497);

      - a representative of Novopolotsk PTN Druzhba, as authorized by Transneft, and a representative of AO Mazheikyu Nafta - terminal Butinge for AO Mazheikyu Nafta - terminal Butinge (OMU #723);

      -     a representative of PERN Pshiyazn (Poland) at PSN Adamova Zastava;

      -     a representative of AO Transpetrol (Slovakia) at PSN Budkovitse;

      -     a representative of AO MOL (Hungary) at PSN Feneshlitke;

      in the event that oil is handed over to the railways:

      - a representative of the Consignor or a person authorized by him - points of oil loading onto railway transport (Krotovka, Tikhoretsk, Medveditsa, Meget, Vetlosyan, Brody and Grushovaya); and

      in the event that oil is handed over for use as a fuel:

      -     to the representative of the Consignee.


                         6. ROUTE ASSIGNMENT EXECUTION

6.1. The route assignment is a document intended for use in Transneft's system of trunk oil pipelines.

6.2. For the purpose of route assignment execution, the Consignor shall send to Transneft the following package of documents:

as per Annex #4a for oil deliveries to RF refineries;
as per Annex #4b for oil deliveries to the CIS countries;
as per Annex #4c for oil deliveries to countries outside the CIS; and as Annex #4 d for oil deliveries to countries within and outside the CIS for refinement, the petroleum products to be returned to the RF.

6.3. The route assignment shall be issued by Transneft no later than within 2 business days after the submission, by the Consignor, of the required package of documents.

6.4. In the event of oil deliveries outside the RF customs area, the route assignment shall be issued with the consent of the governmental customs control agency.

6.5. The route assignments shall be executed after the 18th instant as envisaged in item 6.3.hereinabove should Transneft find it technically feasible.



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                           7. SETTLEMENT OF ACCOUNTS

7.1. The Consignor shall pay for Transneft's services at the rates approved by the RF authorized state body (Annexes ##6a and 6b). The price of the work (services) shall increase by VAT as envisaged by the tax legislation.

7.2. Transneft's services shall be paid for on a preliminary basis (prior to the issue of the route assignment by Transneft) with no interest accrued on the use of funds.

The preliminary payment for Transneft's services shall be specified in the payment assignment (Annexes ##7a, 7b and 7c), issued by Transneft on the basis of the Consignor's oil transportation order, and shall be determined by multiplying the transportation route rate by the amount of oil (net weight) to be transported, inclusive of VAT.

Transneft's services shall be paid for in rubles at the ruble and ruble equivalent rate calculated at the USD exchange rate established by the RF Central Bank as of the date of payment or at the USD rate.

7.3. Transneft may revoke the payment assignment if the monies did not arrive within the period of time mentioned in such assignment by notifying the Consignor accordingly by any means of communication, including facsimile.

7.4. If a new rate/rate calculation technique has been established and/or the existing rate/rate calculation technique has been changed as prescribed by RF Law, the Consignor shall pay for the services at the such new rate from the date of its introduction on a preliminary basis.

7.5. If the Consignor adjusts his oil transportation order or if the oil transportation rate changes, the Consignor shall adjust payments under the additional payment assignment issued by Transneft pursuant to the new order or new rates no later than within 3 days after receipt of the payment assignment. The Consignor shall be responsible for timely receipt of the adjusted payment assignments.

7.6. Transneft may change the payment assignment issued on the basis of the Consignor's oil transportation order, and also the route assignment if the oil transportation route changes. Such being the case, the Consignor shall adjust payments under the additional payment assignment if the Consignor's prepayment amount is insufficient.

Overpayment, if any, shall be fixed by the parties in the acts of reconciliation of settlements, and shall be set off against the Consignor's future payments under this Contract or shall be returned to the Consignor upon request within 10 banking days after such request has been made.

7.7. Each payment assignment shall be paid for with an individual payment order (to be submitted to Transneft with a bank's confirmation of the payment for Transneft's services, indicating: type of payment (advance or lumpsum), Contract No., oil transportation order No. as per the payment assignment, payment assignment date, type of rate, payment code No. as per the payment assignment, net weight of the transported oil, oil producer, USD exchange rate as established by the RF Central Bank on the date of payment, and VAT in a separate line). If any of the abovementioned data is found missing from the payment order, Transneft may set off the monies received from the Consignor against his debt or penalties hereunder, against the future payments to be made hereunder, or return such monies to the Consignor upon request within 10 banking days after such request has been made. In the event of any mistake in the USD exchange rate as established by the RF Central Bank and specified in the payment order (INTER ALIA by reason of writing off the monies on the day following the one planned), the Consignor (payer) shall immediately inform Transneft about this in writing.

In the event of third-party payment, the payment order shall indicate, in addition to the aforesaid data, the Consignor's name (i.e. the payment order shall have the following entry: payment for the services is made for and on behalf of - name of the Consignor).

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7.8. Transneft shall execute the route assignment and ensure the transportation of the Consignor's oil only within the limits of his prepayment unless otherwise agreed upon by the parties.

Transneft shall not execute the route assignment if the amount due to Transneft, as calculated in item 7.2. hereinabove, exceeds the Consignor's prepaid amount.

7.9. The day of crediting the monies in full to the account specified in the payment assignment shall be a day of meeting liabilities for the services payment.

7.10. The Consignor shall pay for postage and other expenses involved in the transfer of the monies.

7.11. Transneft may suspend discharge of their obligations hereunder if the Consignor's monies are not received in full or in part as specified in the payment assignment.

7.12. The Consignor may be entitled to deferred payments if agreed upon by the parties in writing.

7.13. The Consignor shall finalize the payment for Transneft's services based on the results of the services rendered in a given month no later than on the 20th proximo unless otherwise agreed upon by the parties.

                             8. PARTICULAR COVENANTS

8.1. The oil handed over by the Consignor at the point of dispatch within the last two days of a current month shall be transported next month.

8.2. In his monthly oil transportation applications submitted to Transneft, the Consignor having his own oil metering units shall reflect not only his own amounts of oil delivery but also the amounts of other Consignors that deliver oil in a given month through his oil metering units.

The Consignor that does not have his own oil metering units shall agree on the oil transportation application submitted to Transneft with the Consignor, through the oil metering units of which the oil is delivered to Transneft trunk pipelines.

8.3. A list of parameters submitted to the Transneft unified control system including measuring devices for oil quality and quantity parameters shall be agreed upon between the parties before the relevant document is approved.

8.4. If necessary, Transneft can replace the oil of the Consignor with the oil of other manufacturers with their written consent on condition that a route of transportation of oil, which is replaced shall comply with the Pattern of normal (process) oil cargo traffic in a system of trunk pipelines.

8.5. At the end of a reporting month before the 5th of a month that follows the one under review, Transneft shall execute the acts of services rendered to the Consignor for the reporting month and based on such acts shall prepare invoices. The Consignor shall sign the acts of services rendered under the Contract at the location of Transneft before the 12th of a month specified in this item.

Transneft shall execute an act of acceptance, handover, losses and residue of the Consignor's oil (Annex #9) not later than the 10th of a month that follows the one under review and the Consignor shall sign it at the location of Transneft before the 12th of a month specified in this item.

In the event of the Consignor's failure to sign the acts specified in paragraphs 1 and 2 of this item in the established time frame, Transneft shall forward these acts to the address of the Consignor by registered mail with a notice of receipt on the 15th of a month that follows a reporting month. The Consignor shall sign the acts and ensure their delivery to Transneft within 2 weeks upon sending the acts by Transneft. In the event of the Consignor's failure to deliver the signed acts or the justified disagreements to the document to Transneft within the time frame specified in this paragraph, it will be considered as the Consignor's consent with the acts prepared and signed by Transneft unilaterally.



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8.6. The Consignor and Transneft shall revise the mutual settlements for the previous month on a monthly basis.

Transneft shall prepare the acts of mutual settlements revision (Annexes ## 10a, 10b, 10c, 10d, 10e, 10f) for the reporting month not later than the 20th of a month that follows the one under review. The Consignor shall sign the acts at the location of Transneft before the 23rd of a month specified in this item. In the event of the Consignor's failure to sign the acts specified in this paragraph in the established time frame, Transneft shall forward these acts to the address of the Consignor by registered mail with a notice of receipt on the 24th of a month that follows a reporting month.

The Consignor shall sign the acts and ensure the delivery of the acts of mutual settlements revision to Transneft not later than 35 calendar days upon the last day of a reporting month. In the event of the Consignor's failure to deliver the signed acts or the justified disagreements to the document to Transneft within the time frame specified in this paragraph, it will be considered as the Consignor's consent with the acts prepared and signed by Transneft unilaterally.

8.7. In the event of the Consignor's regular (3 or more times within the Contract life) failure to sign the acts, Transneft shall be entitled to suspend the fulfillment of its obligations under the Contract until such time that all the signed acts are provided including those considered as approved by the Consignor by default in compliance with this item.

In all cases the acts sent to the Consignor by mail shall be considered as received by the Consignor within six days upon the date of their sending.

8.8. The responsibility for the condition and correct use of the main and back-up patterns of oil quantity and quality measuring devices at the points of oil handover and acceptance shall be assumed by the owner of the measuring devices.

8.9. In the event that the parameters of the oil handed over or oil that contains free gas are not in compliance with the requirements specified in item
2.1.6. hereof, the Consignor shall compensate to Transneft for the losses incurred.

In the event that the Consignor fails to compensate for the losses specified in this item, Transneft shall have the right to stop the oil acceptance.

8.10. In the event that the Consignor does not specify the direction of oil delivery and provided that a technical possibility exists, such oil can be accepted for custody/bailment on the basis of the separately concluded contracts.

8.11. In the event of establishing a "Quality Bank" in the system of Transneft trunk pipelines, the Consignor shall participate in it on equal rights along with the other consignors and shall receive or pay a compensation for the change in the oil quality during the transportation from the point of dispatch to the point of destination.

8.12. Transneft shall be entitled to make alterations or additions to the forms of Annexes to this Contract unilaterally. In this case Transneft shall inform the Consignor about it as soon as possible.

                9. LEGAL STATUS OF OIL SUBJECT TO TRANSPORTATION

9.1. Under this Contract the Consignor shall provide oil for transportation, which is his property or which is in his possession on a legal basis.

9.2. The oil, which is subject to the lawsuit or dispute relating to who is its actual owner, lien and bailment, can not be transported and handed over at the end of the route until such time that the Consignor shall present to Transneft a decision of the authorized legal body and a written obligation or a guarantee that protects Transneft from any liability or loss arising out of the mentioned lawsuit, dispute, lien or bailment.

9.3. The Consignor's oil that is under the lawsuit (dispute, lien or bailment) can be accepted for storage on the basis of an additionally signed act in the amounts that allow for the storage without reducing oil acceptance from the other Consignors.

9.4. In the event that Transneft cannot provide for the acceptance and storage of the Consignor's oil that is under the lawsuit, the acceptance of such oil shall be suspended and Transneft shall not assume any responsibility for the losses incurred by the Consignor.

9.5. Further transportation and handover of the Consignor's oil shall be carried out after his payment for the storage services.

                                 10. LIABILITIES

10.1. To the extent that it is not stipulated by this Contract, the parties shall be liable for non-fulfillment or improper fulfillment of their obligations in accordance with applicable RF Law.

10.2. When transporting oil for export, in the event of delay in payment, the Consignor shall pay a penalty to Transneft in the amount of 15% of yearly interest in hard currency charged to the sum of the hard currency debt. The payment shall be made in Ruble equivalent at the exchange rate fixed by the RF Central Bank on the date of payment.

When transporting oil to the Russian refineries, in the event of delay in payment, the Consignor shall pay a penalty to Transneft in the amount of 1/360 of the refinancing interest rate of the RF Central Bank charged to the amount of debt for each day of delay.

In the event that the Consignor is granted with a postponement of payment, the delay in payment shall be computed from a day that follows the final time frame provided for as a postponement of payment; in regard to the final payment for the rendered services - from the date of payment specified in item 7.13. hereof.

10.3. Transneft shall not be liable for the Consignor's losses arising from full or partial non-fulfillment of his obligations under the present Contract, specifically in the event of non-receipt or untimely receipt of funds at the accounts specified in the payment assignment. Transneft shall not compensate for the claimed recourse losses for demurrage.

10.4. In the event that the Consignor avoids the revision of mutual settlements for the previous month, then in accordance with item 8.6.of the present Contract, Transneft shall have the right to suspend the fulfillment of its obligations under the Contract.

10.5. In the event that the Consignor submits the oil transportation application to Transneft breaching the time frame specified in item 2.1.1. hereof, or updating it after the 25th and/or in the amount that exceeds 20%, the Consignor shall pay a penalty in the amount of Ruble equivalent that equals to 1000 USD (one thousand). The payment shall be made to the Transneft settlement account in Rubles at the exchange rate of the RF Central Bank on the date of payment.

10.6. In the event that the Consignor submits to Transneft a package of cargo accompanying documents for the preparation of payment assignment and route assignment later than the 18th of a current month, the Consignor shall pay a penalty in the amount of Ruble equivalent 0,1 USD for each ton (net weight) executed in the beginning of the oil shipment transportation route. The payment shall be made to the Transneft settlement account in Rubles at the exchange rate of the RF Central Bank on the date of payment.

10.7. In the event of the non-fulfillment of a monthly application, the Consignor shall pay a penalty to Transneft in the amount of 10% of the cost of the oil transportation declared and not transported from the point of dispatch to the declared point of destination. The payment shall be made by the Consignor not later than the 15th of a month that follows the one under review to the accounts specified by Transneft.

10.8. In the event that the Consignor fails to ensure the oil acceptance at the point of destination, or a tanker freighted for loading the Consignor's oil arrives at a port with a delay for a day or more and such a delay was not caused by force-majeure under this Contract, the Consignor shall pay a penalty to Transneft in the amount of 10% (Ten) of the transportation cost of the oil to be handed over at the given route, in the event that Transneft did not reduce the pumping rate;

100% (One Hundred) of the transportation cost of the oil to be handed over at the given route, in the event that through the Consignor's fault Transneft reduced the pumping rate or shut down a pipeline section because of the fact that a spare tank was not available.




                           11. SETTLEMENT OF DISPUTES

11.1. Disputes and disagreements arising out of the execution of this Contract shall be settled by means of negotiations between the parties.

11.2. In the event that the parties fail to settle the disputes by means of negotiations, they shall settle such disputes by means of claims.

Claims and disputes under the present Contract shall be reviewed by the parties in strict compliance with the claim procedures within 20 days after such claims have been received.

11.3. The disputes unsettled by means of the claim procedures are subject to settlement by the Court of Arbitration in Moscow.

                                12. FORCE-MAJEURE

12.1. The parties shall be exempt from liability for full or partial non-fulfillment of the obligations under the Contract in the event that such non-fulfillment resulted from force-majeure that occurred after the Contract has come into force, or as a result of cases of emergency, which a party could neither foresee nor prevent by reasonable precautions (fire, flood, earthquake, landslide, unfavorable weather conditions in sea ports, other natural disasters, hostilities, restrictions or embargo imposed by the relevant state authorities).

In regard to Transneft, taking into account the subject matter of the Contract, force-majeure shall also include other circumstances the occurrence of which Transneft could not prevent even taking exceptional reasonable care that might be expected under the given circumstances.

Transneft shall not be liable for the irreplaceable losses of oil during the transportation, which occurred due to the force-majeure.

12.2. In the event of force-majeure specified in item 12.1. hereof, time for the performance of obligations under the Contract shall be prolonged for the period of such force-majeure circumstances.

12.3. The party affected by force-majeure shall notify the other party within 15 days of the occurrence of force-majeure in writing by recording such notification. Untimely notification, i.e. later than 15 days, shall debar a relevant party from the right to appeal to the fact of force-majeure.

The appropriate confirmation of force-majeure shall be a certificate issued by the authorized state bodies or the Chamber of Commerce and Industry at the place where force-majeure occurred.

12.4. In the event that the circumstances specified in item 12.1. hereof last more than a month after the notification, the parties by mutual consent shall be entitled to cancel the Contract without indemnifying for the possible losses incurred.

                                13. MISCELLANEOUS

13.1. The parties shall not be entitled to assign (transfer) their rights (obligations) stipulated by this Contract to a third party except for the cases specified in item 7.7. hereof.

13.2. In the event of changes in a method (principle) of tariff calculations for oil transfer, transshipment or loading, the relevant articles (annexes) of the present Contract are subject to amendments.

13.3. The amendments and/or additions to the Contract shall be made only in writing. The Contract can be early terminated by one of the parties at its own will. A party that initiated early termination shall notify the other party in writing of such an event (provided that the party does not have any commitments under the Contracts). The present Contract can be early terminated but not earlier than 10 days after the notification.

13.4. The Contract signed by the parties shall come into force January 11, 2001 and remains valid until December 31, 2001. In regard to the non-fulfilled obligations, the Contract shall be in force until such time that the obligations have been fulfilled.

The parties agree that all previously signed contracts and agreements, which refer to the transportation of the Consignor's oil shall cease to be effective from the date of signing this Contract.

13.3. The present Contract is made up in 2 duplicate originals, one copy for Transneft and one copy for the Consignor.

                         14. ADDRESSES AND BANK DETAILS

TRANSNEFT:                                           CONSIGNOR:
109180 Moscow, Bolshaya Polyanka, 57     626200 Tyumen region, Gornopravdinsk
INN 7706061801                           Tayozhnaya Str., 18
                                         INN 8618003344
Bank Details:                            Bank Details:
S/a 40702810710000014763                 S/a 40702810800005036909
In OJSC "Alfa-Bank", Moscow              CJSC "ABN AMRO Bank A.O.", Moscow
BIK 044525593                            BIK 044525217
C/a 30101810200000000593                 C/a 30101810900000000217
OKONH-97950, OKPO-00044463               OKONH-85130, OKPO-001428929
Tel.: (095) 950-89-69                    Tel.: (34671) 3-61-09; (095) 745-51-99
Fax: (095) 950-89-00                     Fax: (34671) 3-61-07; (095) 745-51-98


OJSC AK "TRANSNEFT"                      OJSC "KHANTYMANSIYSKNGGEOLOGIA"

FIRST VICE PRESIDENT                     VICE PRESIDENT


V.V. KALININ                             V.I. KONOVALOV

                       PROTOCOL OF DISAGREEMENT SETTLEMENT
       TO CONTRACT (1) 0001115 DATED 11.01.2001 "PROVISION OF SERVICES FOR
                   TRANSPORTATION OF OJSC KMNGG OIL IN 2001"

Moscow                                                           March 14, 2001


----------------------------------------------------------------------------------------------------------------------
OJSC AK TRANSNEFT VERSION                CONSIGNOR'S REVISED VERSION                         VERSION ADOPTED
    OF THE CONTRACT
----------------------------------------------------------------------------------------------------------------------
PARAGRAPH 9, ITEM 1.3.             Paragraph 9, item 1.3. of the Contract shall be       CONSIGNOR'S  REVISED
OF THE CONTRACT                    formulated using the following revised version:       VERSION ADOPTED
                                   "Transneft shall notify the Consignor of all
                                   the changes made by Transneft in the
                                   aforesaid documents by registered mail, by
                                   fax (with a notice of receipt) or by courier
                                   within Ten (10) working days after making
                                   such changes. Changes shall be deemed to have
                                   been brought to the notice of the Consignor
                                   upon the receipt of the above-mentioned
                                   written notification of Transneft".
----------------------------------------------------------------------------------------------------------------------
PARAGRAPH 3, ITEM 2.1.1.           Paragraph 3, item 2.1.1. of the Contract shall be     TRANSNEFT VERSION SHALL
OF THE CONTRACT                    formulated using the following revised version:       REMAIN IN FORCE.
                                   "The Consignor may update the monthly
                                   application for not more than 20% (Twenty) of
                                   the amount to be handed over in the current
                                   month up to the 5th (Fifth) of a month in
                                   which the oil shall be transported".
----------------------------------------------------------------------------------------------------------------------
PARAGRAPH 2, ITEM 2.1.9.           Paragraph 2, item 2.1.9. of the Contract shall be     THE FOLLOWING VERSION SHALL
OF THE CONTRACT                    formulated using the following revised version:       BE USED: "THE CONSIGNOR
                                   "The Consignor shall be responsible for the           SHALL BE RESPONSIBLE FOR
                                   metering of the oil handed over at the point of       THE METERING OF THE OIL
                                   dispatch if the Consignor is the owner of the oil     HANDED OVER AT THE POINT OF
                                   metering unit though which the oil delivery is        DISPATCH".
                                   carried out".
----------------------------------------------------------------------------------------------------------------------
ITEM 3.4. OF THE CONTRACT          Item 3.4. of the Contract shall be formulated using   TRANSNEFT VERSION SHALL
                                   the following revised version: "Oil acceptance        REMAIN IN FORCE.
                                   shall be performed daily on a regular basis in a
                                   strict compliance with a monthly application. The
                                   responsibility for the daily submission of
                                   information about the amount of oil handed over by
                                   the Consignor shall be assumed by the owner of the
                                   oil metering unit".
----------------------------------------------------------------------------------------------------------------------
PARAGRAPH  2, ITEM 8.9.            Paragraph 2, item 8.9. of the Contract shall be       TRANSNEFT VERSION SHALL
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
OF THE CONTRACT                    formulated using the following revised version: "In   REMAIN IN FORCE.
                                   the event that the oil is handed over with
                                   the indicators, which are not in compliance
                                   with the requirements specified in item
                                   2.1.6. of the Contract, or the oil that
                                   contains free gas. The Consignor shall
                                   compensate Transneft for the losses incurred
                                   using the procedures stipulated by applicable
                                   RF Law".
----------------------------------------------------------------------------------------------------------------------
ITEM 10.3. OF THE CONTRACT         Item 10.3. of the Contract shall be formulated        TRANSNEFT VERSION SHALL
                                   using the following revised version: "Transneft       REMAIN IN FORCE.
                                   shall not assume the responsibility for the losses
                                   of the Consignor incurred as a result of his full
                                   or partial non-fulfillment of terms under this
                                   Contract, specifically in the event that the funds
                                   are not or untimely placed to the accounts
                                   specified in the payment assignment".
----------------------------------------------------------------------------------------------------------------------
ITEM 10.5. OF THE CONTRACT         Item 10.5. of the Contract shall be formulated        TRANSNEFT VERSION SHALL
                                   using the following revised version: "In the event    REMAIN IN FORCE.
                                   that an application for oil transportation
                                   submitted by the Consignor to Transneft
                                   fails to meet the time frame specified in
                                   item 2.1.1. hereof, or if it is updated
                                   after the 5th of a month in which the oil shall be
                                   transported, and/or in the amount that exceeds 20%
                                   (Twenty), the Consignor shall pay the penalty in
                                   the amount of a ruble equivalent equal to $1000
                                   (One Thousand). The payment shall be made to the
                                   Transneft settlement account in rubles at the
                                   exchange rate of RF Central Bank on the date
                                   of payment".
----------------------------------------------------------------------------------------------------------------------
ITEM 10.7. OF THE CONTRACT         Item 10.7. of the Contract shall be formulated        TRANSNEFT VERSION SHALL
                                   using the following revised version: "In the event    REMAIN IN FORCE.
                                   of failure to comply with a monthly application,
                                   the Consignor shall pay the penalty to Transneft
                                   in the amount of a ruble equivalent $0,1
                                   (one-tenth) for each ton of the amount that does
                                   not comply with an application. The payment
                                   shall be made by the Consignor not later than the
                                   15th of a month following the one under review
                                   to the settlement accounts specified by
                                   Transneft".
----------------------------------------------------------------------------------------------------------------------
ITEM 10.8. OF THE CONTRACT         Item 10.8. of the Contract shall be formulated        TRANSNEFT VERSION SHALL
                                   using the following revised version: "In the          REMAIN IN FORCE.
                                   event that the Consignor fails to ensure the
                                   oil acceptance in the point of destination,
                                   or a tanker freighted for loading the
                                   Consignor's oil arrives at a port
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                   with a delay for a day or more and such a
                                   delay was not caused by force-majeure under
                                   this Contract, the Consignor shall pay a
                                   penalty to Transneft in the amount of 2%
                                   (Two) of the transportation cost of oil to
                                   be handed over at the given route in the
                                   event that Transneft did not reduce the
                                   pumping rate;

                                   10% (Ten) of the transportation cost of oil
                                   to be handed over at the given route in the
                                   event that through the Consignor's fault
                                   Transneft reduced the pumping rate or shut
                                   down a pipeline section because of the fact
                                   that a spare tank was not available (Transneft
                                   shall provide a written confirmation that the
                                   pumping rate was reduced)".
----------------------------------------------------------------------------------------------------------------------
THROUGH THE ENTIRE CONTRACT        Through the entire Contract the words "TU             TRANSNEFT VERSION SHALL
                                   39-1623-93 "Russian Oil for export.                   REMAIN IN FORCE.
                                   Specifications..." shall be replaced by "TU
                                   39-1623-93 (Type 1-2) "Russian Oil for
                                   export. Specifications..."
----------------------------------------------------------------------------------------------------------------------




OJSC AK TRANSNEFT                           OJSC KHANTYMANSIYSKNEFTEGASGEOLOGIA

     V.V. KALININ                                       V.I. KONOVALOV